                February 1, 2014

Harbor Funds Distributors, Inc.

111 South Wacker Drive, 34th Floor

Chicago, Illinois 60606-4302

Re:	Distribution Agreement (the “Agreement”)

Ladies and Gentlemen:

Attached is an amendment to the Agreement dated April 8, 2002 between Harbor Funds (the “Trust”) and you. Pursuant to §15 of the Agreement, the Trust proposes that the Agreement be amended to replace Exhibit A to the Agreement which lists all of the series of the Trust which are included in and are covered by the Agreement.

Please indicate your acceptance of the foregoing by executing the two originals of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

Harbor Funds

By:	/s/ Erik D. Ojala
Erik D. Ojala
Vice President and Secretary

Agreed and Accepted:
Harbor Funds Distributors, Inc.

By:	/s/ Charles F. McCain
Charles F. McCain
Executive Vice President and Chief Compliance Officer

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.

EXHIBIT A

Domestic Equity Funds:

1.	Harbor Capital Appreciation Fund
2.	Harbor Mid Cap Growth Fund
3.	Harbor Small Cap Growth Fund
4.	Harbor Small Cap Growth Opportunities Fund
5.	Harbor Large Cap Value Fund
6.	Harbor Mid Cap Value Fund
7.	Harbor Small Cap Value Fund

International and Global Equity Funds:

8.	Harbor International Fund
9.	Harbor International Growth Fund
10.	Harbor Global Value Fund
11.	Harbor Global Growth Fund
12.	Harbor Emerging Markets Equity Fund

Strategic Markets Funds:

13.	Harbor Commodity Real Return Strategy Fund
14.	Harbor Unconstrained Bond Fund

Fixed Income Funds:

15.	Harbor Convertible Securities Fund
16.	Harbor Emerging Markets Debt Fund
17.	Harbor High-Yield Bond Fund
18.	Harbor Bond Fund
19.	Harbor Real Return Fund

Money Market Fund:

20.	Harbor Money Market Fund

Target Retirement Funds:

21.	Harbor Target Retirement Income Fund
22.	Harbor Target Retirement 2010 Fund
23.	Harbor Target Retirement 2015 Fund
24.	Harbor Target Retirement 2020 Fund
25.	Harbor Target Retirement 2025 Fund
26.	Harbor Target Retirement 2030 Fund
27.	Harbor Target Retirement 2035 Fund
28.	Harbor Target Retirement 2040 Fund
29.	Harbor Target Retirement 2045 Fund
30.	Harbor Target Retirement 2050 Fund

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.